Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, except for Note 15, as to which the date is February 20, 2025, with respect to the consolidated financial statements of RE/MAX Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
May 20, 2025